Exhibit (a)(1)(E)

Offer To Purchase For Cash
All Outstanding Shares of Common Stock
of
ACCELRYS, INC.
at
$12.50 NET PER SHARE
Pursuant to the Offer to Purchase dated February 13, 2014 by
3DS ACQUISITION CORP.
a wholly owned direct subsidiary of
DASSAULT SYSTEMES AMERICAS CORP.
a wholly owned indirect subsidiary of
DASSAULT SYSTÈMES SA

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, AT THE END OF THE DAY ON THURSDAY, MARCH 13, 2014, UNLESS THE
OFFER IS EXTENDED

February 13, 2014

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated February 13, 2014 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer (the "Offer") by 3DS Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned direct subsidiary of Dassault Systemes Americas Corp., a Delaware corporation ("Parent") and a wholly owned indirect subsidiary of Dassault Systèmes SA, a French corporation with limited liability ("Dassault Systèmes SA"), to purchase all the issued and outstanding shares of common stock, par value $0.0001 per share ("Shares"), of Accelrys, Inc., a Delaware corporation ("Accelrys"), at a price per Share of $12.50, net to the seller in cash, without interest (such amount, as it may be adjusted from time to time on the terms and subject to the conditions set forth in the Merger Agreement (as defined herein), the "Offer Price") and subject to any required withholding of taxes, upon the terms and subject to the conditions of the Offer to Purchase, dated February 13, 2014, and the related Letter of Transmittal enclosed herewith.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

          1.     The Offer Price is $12.50 per Share net to you in cash, without interest and subject to any required withholding of taxes, upon the terms and conditions of the Offer to Purchase and the related Letter of Transmittal.

          2.     The Offer is being made for all the issued and outstanding Shares.

          3.     The Offer is being made in connection with the Agreement and Plan of Merger dated as of January 30, 2014 (the "Merger Agreement"), among Parent, Purchaser and Accelrys, pursuant to which, as soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth therein, Purchaser will merge with and into Accelrys (the "Merger"), with Accelrys continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, the Merger will become effective at the time (such time, the "Effective Time") the certificate of merger is filed with the Delaware Secretary of State or at such later time specified therein, as may be agreed by the parties. At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Offer Price, except for (i) Shares owned by Parent or Purchaser, if any, or Shares owned by Accelrys as treasury stock, if any, which will be canceled and will cease to exist, (ii) Shares owned by a subsidiary of Accelrys or a subsidiary of Parent (other than Purchaser), if any, which will be converted into and become shares of common stock of the surviving corporation and (iii) Shares owned by Accelrys' stockholders who properly demand appraisal of their Shares pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

          4.     The Board of Directors of Accelrys, at a meeting duly called and held, has duly and unanimously adopted resolutions: (i) authorizing and approving the execution, delivery and performance of the Merger Agreement by Accelrys and the Offer, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the "Transactions"); (ii) resolving that the Merger Agreement and the Merger shall be governed by Section 251(h) of the DGCL and that the Merger shall be consummated as soon as practicable following the consummation of the Offer; (iii) determining that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of Accelrys and its stockholders; and (iv) recommending that the stockholders of Accelrys accept the Offer and tender their Shares pursuant to the Offer.

          5.     The Offer will expire at 12:00 midnight, New York City time, at the end of the day on Thursday, March 13, 2014, unless the Offer is extended by the Purchaser in accordance with the terms of the Merger Agreement. Except as otherwise described in Section 4 of the Offer to Purchase, previously tendered Shares may be withdrawn at any time until the Offer has expired and, unless previously accepted for payment by the Purchaser pursuant to the Offer, may also be withdrawn at any time after April 13, 2014.

          6.     The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

          7.     Tendering stockholders who are registered stockholders or who tender their Shares directly to Computershare Trust Company, N.A. will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Purchaser's purchase of Shares pursuant to the Offer. However, U.S. federal income tax backup withholding at a rate of 28% may be required, unless the required taxpayer identification information is provided or an exemption is available. See the Letter of Transmittal for more information.

        If you wish to have us tender any or all your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Offer expires.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Foros Securities LLC, which is acting as the Dealer Manager for the Offer, or by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
ACCELRYS, INC.
at
$12.50 NET PER SHARE
Pursuant to the Offer to Purchase
dated February 13, 2014
by
3DS ACQUISITION CORP.
a wholly owned direct subsidiary of
DASSAULT SYSTEMES AMERICAS CORP.
a wholly owned indirect subsidiary of
DASSAULT SYSTÈMES SA

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 13, 2014, and the related Letter of Transmittal, in connection with the offer (the "Offer") by 3DS Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned direct subsidiary of Dassault Systemes Americas Corp., a Delaware corporation and a wholly owned indirect subsidiary of Dassault Systèmes SA, a French corporation with limited liability, to purchase all the issued and outstanding shares of common stock, par value $0.0001 per share ("Shares"), Accelrys, Inc., a Delaware corporation, at a price per Share of $12.50, net to the seller in cash, without interest (such amount, as it may be adjusted from time to time on the terms and subject to the conditions set forth in the Merger Agreement) and subject to any required withholding of taxes, upon the terms and subject to the conditions of the Offer to Purchase, dated February 13, 2014, and the related Letter of Transmittal.

        The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                                                    SHARES*

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated: , 2014
(Signature(s))
Please Print Name(s)
Address
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